EXHIBIT 99.1

                             NORTH BAY BANCORP LOGO


FOR IMMEDIATE RELEASE:

Contact:
Terry Robinson
President and CEO
North Bay Bancorp
(707) 252-5024
trobinson@northbaybancorp.com



                     NORTH BAY BANCORP ANNOUNCES HIRE OF CFO


NAPA, Calif ... November 9, 2005 ... North Bay Bancorp today announced the hiring of Patrick E. Phelan as Executive Vice President and Chief Financial Officer. As CFO, Phelan will oversee financial matters of North Bay and its subsidiary bank, The Vintage Bank and its Solano Bank division. Phelan's responsibilities include financial and regulatory reporting, financial analysis & planning, general ledger management, budgeting, capital management, asset/liability management, fixed assets and accounts payable.

"We are extremely pleased to bring Patrick on board," stated Terry Robinson, President and CEO of North Bay Bancorp. "His depth of experience in financial consulting, securities, accounting and budgeting will provide us a new level of expertise. We're confident Patrick's presence will enable us to continue to grow North Bay Bancorp and improve its financial performance."

Phelan holds a B.S. degree in Accounting from San Francisco State University and an MBA in Finance from New York University. With almost 20 years' financial and banking experience, Phelan has held senior-level positions with numerous banking and accounting institutions. Prior to joining North Bay Bancorp, Phelan served as Executive Vice President, CFO and member of the Board of Directors for the $700+ million asset Business Bank of California. During his tenure, Phelan supervised the Accounting and Finance functions and assumed numerous other responsibilities.

Prior to his tenure with Business Bank, Phelan served as EVP and CFO of Metro Commerce Bank in San Rafael, where he successfully managed their merger into Business Bank of California.


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Rounding  out his  experience,  Phelan  has held  senior  positions  with  major accounting firms Deloitte & Touche and Ernst & Young and served as Senior Operations Auditor for Paramount Pictures. He is a licensed CPA in California.

About North Bay Bancorp

North Bay Bancorp is the holding company for The Vintage Bank in Napa County and its Solano Bank division in Solano County. This full service commercial bank offers a wide selection of deposit, loan and investment services to local consumers and small business customers. The Vintage Bank opened for business in 1985 and operates six banking offices in Napa County, Northern California's number one tourist destination and the nation's premier wine producing region. The main office and two branch offices are located in the City of Napa. The Vintage Bank also has branches in the cities of St. Helena and American Canyon and on Airport Road in the Southern industrial area of Napa County. Solano Bank, a division of The Vintage Bank launched in July 2000, has offices in the primary cities along the I-80 corridor of Solano County, including Vacaville, Fairfield, Vallejo and Benicia and an off-site ATM facility in downtown Fairfield. Solano County is projected to be the fastest growing county in Northern California through year 2020 and is attracting people with a quality lifestyle, affordable housing and business-friendly attitudes.

This news release contains forward-looking statements with respect to the financial condition, results of operation and business of North Bay Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality and certain operating efficiencies resulting from the operations of The Vintage Bank and its Solano Bank division. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities:
(1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; (4) legislation or regulatory requirements or changes adversely affect the business in which the combined organization will be engaged; and (5) other risks detailed in the North Bay Bancorp reports filed with the Securities and Exchange Commission.

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